UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 12, 2014

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PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 12, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of PetroQuest Energy, Inc., a Delaware corporation (the “Company”), granted restricted stock units (the “RSUs”) and phantom stock units (the “PSUs”) as long-term equity-based incentive compensation to the Company’s executive officers under the PetroQuest Energy, Inc. 2013 Incentive Plan (the “2013 Incentive Plan”) and the PetroQuest Energy, Inc. Long-Term Cash Incentive Plan (the “Cash Incentive Plan”), respectively, as follows:

	Restricted Stock Units	Phantom Stock Units
Charles T. Goodson Chief Executive Officer & President	203,151	50,788
W. Todd Zehnder Chief Operating Officer	124,257	51,774
Arthur M. Mixon, III Executive Vice President, Operations and Production	95,987	39,995
J. Bond Clement Executive Vice President, Chief Financial Officer & Treasurer	93,357	38,899
Tracy Price Executive Vice President Business Development and Land	93,357	38,899
Edward E. Abels, Jr. Executive Vice President, General Counsel, and Secretary	81,915	34,131

The RSUs were made pursuant to a Restricted Stock Units Agreement (the “RSU Agreement”) and entitle the executive to receive one share of Company common stock for each vested RSU on the applicable vesting date of such vested RSU. The RSUs vest ratably on the first, second and third anniversaries of the grant date so long as the executive is continuously employed. In addition, the RSUs will be 100% vested upon any one of the following events: termination of the executive’s employment due to death or Disability (as defined in the 2013 Incentive Plan) or a Change in Control of the Company (as defined in the 2013 Incentive Plan). Upon the termination of the executive’s employment due to Retirement (as defined in the RSU Agreement), RSUs that would have otherwise become vested on a vesting date within 12 months after such Retirement will be vested. The foregoing description of the RSU Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

The PSUs were made pursuant to an Award Notice of Phantom Stock Units (the “PSU Agreement”) and entitle the executive to receive a cash amount equal to the number of PSUs that are vested multiplied by the Fair Market Value (as defined in the Cash Incentive Plan) of a share of the Company’s common stock on the applicable vesting date. The PSUs vest ratably on the first, second and third anniversaries of the grant date so long as the executive is continuously employed. In addition, the PSUs will be 100% vested upon any one of the following events: termination of the executive’s employment due to death or Disability (as defined in the Cash Incentive Plan) or termination of the executive’s employment without Cause (as defined in the Cash Incentive Plan) within two years after a Change in Control (as defined in the Cash Incentive Plan). Upon the termination of the executive’s employment due to Retirement (as defined in the PSU Agreement), PSUs that would have otherwise become vested on a vesting date within 12 months after such Retirement will be vested. The foregoing description of the PSU Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.2 to this Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibit Number        Description of Exhibit

10.1	Form of Restricted Stock Units Agreement.

10.2	Form of Award Notice of Phantom Stock Units.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 18, 2014
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer